CONSENT AND AGREEMENT TO CREDIT AGREEMENT

CONSENT AND AGREEMENT TO CREDIT AGREEMENT (this "Consent"), dated as of July 31, 2002, among THE MANITOWOC COMPANY, INC., a Wisconsin corporation (the "Borrower"), the lenders (the "Lenders") party to the Credit Agreement referred to below and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), as Administrative Agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of May 9, 2001 (as amended, modified and/or supplemented to, but not including, the date hereof, the "Credit Agreement");

WHEREAS, the Borrower and the Lenders have heretofore entered into the First Amendment and the related Consent to the Credit Agreement, dated as of July 11, 2002, to permit, inter alia, the Grove Acquisition on the terms and conditions set forth therein;

WHEREAS, as part of the Grove Acquisition and certain related transactions, the Borrower has requested certain modifications to the terms of the First Amendment and the Credit Agreement;

WHEREAS, in order to obtain clearance for the Grove Acquisition from the Antitrust Division of the U.S. Department of Justice, the Borrower has entered into a Consent Decree (the "Consent Decree") which provides that it will divest either Manitowoc Boom Trucks, Inc. (an existing Wholly-Owned Subsidiary of the Borrower) or National Cranes Corporation (an existing Wholly-Owned Subsidiary of Grove), each of which manufactures and markets boom trucks (with the foregoing boom truck entity that is finally designated for divestiture by the Borrower or the trustee designated in the Consent Decree being herein referred to as the "Designated Subsidiary");

WHEREAS, in order to market the New Senior Subordinated Notes to be issued to refinance, in part, the Grove Indebtedness To Be Refinanced in connection with the Grove Acquisition, and to avoid any possibility that the divestiture of the Designated Subsidiary could be deemed a default under the Senior Subordinated Note Indenture, the Borrower seeks approval under the Credit Agreement on the terms set forth herein (1) to sell the Designated Subsidiary, and (2) at its option, to designate the Designated Subsidiary as an "Unrestricted Subsidiary" for purposes of the Senior Subordinated Note Indenture, which designation shall require, among other things, that the Designated Subsidiary be released from the Subsidiaries Guaranty and the Securities Documents to which it is a party;

WHEREAS, subject to the terms and conditions of this Consent, the Lenders wish to permit such modifications and the Borrower and the Lenders wish to enter into certain agreements, in each case as herein provided;

NOW, THEREFORE, it is agreed:

I.     Consents and Agreements.

1.     Notwithstanding anything to the contrary contained in the Credit Agreement or in the First Amendment, the Lenders hereby acknowledge and agree that promptly upon the Borrower's designation of the Designated Subsidiary as an "Unrestricted Subsidiary" for purposes of the Senior Subordinated Note Indenture (which designation shall be made by the Borrower in good faith no sooner than 3 Business Days prior to the date the Borrower believes will be the date of the consummation of the sale of the Designated Subsidiary pursuant to the Consent Decree and otherwise in accordance with the terms of the Senior Subordinated Note Indenture), the Administrative Agent and the Collateral Agent, as applicable, shall (and shall be authorized to) release the Designated Subsidiary from the Subsidiaries Guaranty and the Security Documents to which it is a party and to take such further actions deemed appropriate by the Collateral Agent to effectuate the release and discharge of the security interests in the Collateral owned by the Designated Subsidiary created pursuant to the Security Documents (it being understood, however, that the capital stock of the Designated Subsidiary shall remain subject to the pledge pursuant to the Pledge Agreement in favor of the Collateral Agent for the benefit of the Secured Creditors, until released in accordance with the terms thereof (whether in connection with the sale of the Designated Subsidiary pursuant to the Consent Decree or otherwise)); provided that (i) in the event that the Borrower shall redesignate the Designated Subsidiary as a "Restricted Subsidiary" for purposes of the Senior Subordinated Note Indenture, the Designated Subsidiary shall comply with all of the requirements of Section 9.17 on the date of such redesignation as if it were a newly-created Wholly-Owned Subsidiary of the Borrower on such date and (ii) notwithstanding anything to the contrary contained in the Credit Agreement, (x) at all times on and after the First Amendment Acquisition Effective Date, the Designated Subsidiary shall be deemed not to be a Subsidiary Guarantor or a Wholly-Owned Subsidiary of the Borrower for purposes of Sections 9.02(ix) and (x) and Sections 9.05(ix) and (x) of the Credit Agreement (even though the Designated Subsidiary may in fact be a Wholly-Owned Subsidiary of the Borrower party to the Subsidiaries Guaranty at such time) and (y) any Investments made by the Borrower or any of its Subsidiaries in Manitowoc Boom Trucks, Inc. or National Cranes Corporation in reliance on Section 9.05(xiii) of the Credit Agreement shall be permitted only to the extent such Investments are made in the ordinary course of business (and consistent with the past requirements of, or currently approved budgetary levels for, the respective boom-truck entity) or are otherwise required to be made to ensure compliance by the Borrower with the requirements of Article V of the Consent Decree (as in effect on the date hereof).

2.     Notwithstanding anything to the contrary contained in Sections 9.02 and 9.05 of the Credit Agreement, the Borrower and any of its Subsidiaries may sell all of the capital stock of the Designated Subsidiary, or the Designated Subsidiary may sell all or substantially all of its assets, in either case so long as (i) 100% of the Net Sale Proceeds therefrom are applied solely to repay Term Loans and/or reduce the Total Revolving Loan Commitment in accordance with the requirements of Sections 4.02(e), (i) and (j) of the Credit Agreement (and are not reinvested pursuant to the reinvestment option described in the proviso appearing in Section 4.02(e) of the Credit Agreement) and (ii) such sale is made pursuant to, and in accordance with the requirements of, the Consent Decree.

3.     The Borrower hereby agrees that the failure to comply with any agreement or covenant contained in this Consent shall constitute an "Event of Default" for all purposes of the Credit Agreement, entitling the Lenders and the Administrative Agent to take all actions and remedies described in Section 10 of the Credit Agreement.

II.     Miscellaneous Provisions.

1.     In order to induce the Lenders to enter into this Consent, the Borrower hereby represents and warrants that:

(a)     no Default or Event of Default exists as of the Consent Effective Date, immediately before giving effect to this Consent and immediately after giving effect to this Consent; and

(b)     all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Consent Effective Date both immediately before and immediately after giving effect to this Consent, with the same effect as though such representations and warranties had been made on and as of the Consent Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2.     This Consent is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

3.     This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.     THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5.     This Consent shall become effective on the date (the "Consent Effective Date") when (i) the First Amendment Acquisition Effective Date shall have occurred and (ii) the Borrower, the Administrative Agent and the Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office. Notwithstanding the foregoing, in the event the Grove Transaction is not consummated on the Consent Effective Date, the Consent Effective Date shall be deemed not to have occurred and this Consent shall be deemed never to have become effective.

6.     From and after the Consent Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Consent as of the date first above written.

THE MANITOWOC COMPANY, INC., as the Borrower

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
Individually, and as Administrative Agent

By:
Name:
Title:

BANK ONE, NA, Individually and as Syndication Agent

By:
Title:

FLEET NATIONAL BANK, Individually and as Documentation Agent

By:
Title:

[NAMES OF ADDITIONAL LENDERS TO BE ADDED]

By:
Title: